                                                                     EXHIBIT 3.1

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 11:00 AM 11/22/1999
                                                           991497826 - 2730677


                         CERTIFICATE OF AMENDMENT NO.1
                                      TO
           SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                         GLOBAL WATER SOLUTIONS, INC.

     Global Water Solutions, Inc., a Delaware corporation (the "Corporation"), hereby certifies as follows:

     First: Effective on the date this amendment is filed with the Secretary of State of the State of Delaware, Article I of the Corporation's Second Amended and Restated Certificate of Incorporation shall be amended and restated to read in full as follows:

                                  "ARTICLE I

            The name of this Corporation is: AquaCell Technologies, Inc."

     Second: The foregoing amendment to the Corporation's Second Amended and Restated Certificate of Incorporation does not increase the authorized stock of the Corporation.

     Third: The foregoing amendment to the Corporation's Second Amended and Restated Certificate of Incorporation has been duly adopted by the Board of Directors of the Corporation in accordance with the provisions of Section 242 of the Delaware General Corporation Law, as amended from time to time (the "DGCL"), and was duly adopted by the stockholders of the Corporation in accordance with the applicable provisions of Sections 228 and 242 of the DGCL.

     IN WITNESS WHEREOF, the undersigned, being the duly authorized Chief Executive Officer of the Corporation, for the purpose of amending the Second Amended and Restated Certificate of Incorporation of the Corporation pursuant to
Section 242 of the DGCL, does make and file this certificate, hereby declaring and certifying that the facts herein stated are true.

DATED:  November 19, 1999                         /s/ James C. Witham
                                                  -----------------------
                                                  James C. Witham
                                                  Chief Executive Officer


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                          SECOND AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                         GLOBAL WATER SOLUTIONS, INC.

     Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware:

     GLOBAL WATER SOLUTIONS, INC. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware hereby certifies as follows:

     1. The name of the Corporation is Global Water Solutions, Inc. The date of the filing of the original Certificate of Incorporation of the Corporation with the Delaware Secretary of State was March 19, 1997. The date of the filing of the Amended and Restated Certificate of Incorporation of the Corporation with the Delaware Secretary of State was October 21, 1997.

     2. This Second Amended and Restated Certificate of Incorporation was duly adopted by the stockholders and Board of Directors of the Corporation (the "Board of Directors") in accordance with Section 245 of the General Corporation Law of the State of Delaware.

     3. The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as herein set forth:

                                   ARTICLE I

     The name of this Corporation is GLOBAL WATER SOLUTIONS, INC.

                                  ARTICLE II

     The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware and the name of the registered agent at that address is The Corporation Trust Company located in New Castle County.

                                  ARTICLE III

     The Purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (the "General Corporation Law").

                                  ARTICLE IV

     A.   Classes of Stock. This Corporation is authorized to issue two classes
          ----------------
of stock to be designated, respectively, "Common Stock" and "Preferred Stock."
                                          ------------       ---------------
The total number of shares which this Corporation is authorized to issue is Fifty Million (50,000,000) shares. Forty Million (40,000,000) shares shall be designated Common Stock, with a par value of $0.001 per share, and

Ten Million (10,000,000) shares shall be designated Preferred Stock, with a par value of $0.001 per share.

     B.   Rights, Preferences and Restrictions of Preferred Stock. The Preferred
          -------------------------------------------------------
Stock authorized by this Second Amended and Restated Certificate of Incorporation may be issued from time to time in one or more series. The rights, preferences, privileges and restrictions granted to and imposed on the Series A Preferred Stock, which series shall consist of Five Hundred Thousand (500,000) shares, are as set forth below in this Article IV.B. The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon additional series of Preferred Stock and the number of shares constituting any such series and the designation thereof, or of any of them. Subject to compliance with applicable protective voting rights which have been or may be granted to any series of Preferred Stock in certificates of determination or amendments to the Corporation's certificate of incorporation as in effect from time to time ("Protective Provisions"),
                                               ---------------------
including, without limitation, the Protective Provisions applicable to the Series A Preferred Stock, but notwithstanding any other rights of the Preferred Stock or any series thereof, the rights, preferences, privileges and restrictions of any such additional series may be subordinated to, pari passu
                                                                   ---- -----
with (including, without limitation, inclusion in provisions with respect to liquidation, dividend and acquisition preferences, redemption and/or approval of matters by vote or written consent), or senior to any of those of any present or future class or series of Preferred or Common Stock. Subject to compliance with applicable Protective Provisions, the Board of Directors is also authorized to increase or decrease the number of shares of any series, prior or subsequent to he issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

          1.   Dividend Provisions.
               -------------------

          Subject to the rights of series of Preferred Stock which may from time to time come into existence, for a period of one year, the Series A Preferred Stock shall accrue and be entitled to receive dividends as set forth herein out of assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holders thereof to receive, directly or indirectly, additional shares of Common Stock) on the Common Stock. Such dividends shall accrue and become due and payable, out of any assets legally available therefore, in the amount of $0.05 per share, on each of March 15, 1999 and September 15, 1999. Accrued but unpaid dividends pursuant to this Section 1 shall bear simple interest at an annual rate of ten percent (10%). Once the dividend preference provided for herein has been paid in full, including any accrued and unpaid interest thereon, upon the declaration of a dividend on the Common Stock by the Board of Directors, then, subject to the rights of Preferred Stock which may from time to time come into existence, the Corporation may (when, as and if declared by the Board of Directors) distribute dividends among the holders of Series A Preferred Stock and Common Stock pro rata based on the number of shares of Series A Preferred Stock and Common Stock held by each.

          2.   Liquidation Preference.
               ----------------------

               (a) In the event of any liquidation, dissolution or winding up of this Corporation, either voluntary or involuntary, subject to the rights of series of Preferred Stock that may from time to time come into existence, the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this Corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to $1.00, plus any accrued but unpaid dividends and accrued but unpaid interest thereon, for each outstanding share of Series A Preferred Stock. If upon the occurrence of such event, the assets and funds to be distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, subject to the rights of series of Preferred Stock that may from time to time come into existence, the entire assets and funds of this corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the amount of such stock owned by each such holder.

               (b)  After the distributions described in subsection (a) of this
Section 2 have been paid, subject to the rights of series of Preferred Stock which may from time to time come into existence, the remaining assets of this Corporation available for distribution to stockholders shall be distributed among the holders of Common Stock pro rata based on the number of shares of Common Stock held by each

          3.   Conversion. The holders of Series A Preferred Stock shall have
               ----------
conversion rights as follows (the "Conversion Rights"):
                                   -----------------

               (a)  Right to Convert. Each share of Series A Preferred Stock
                    ----------------
shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $1.00 (the "Original Series
                                                                ---------------
A Issue Price") by the Conversion Price applicable to Series A Preferred Stock,
-------------
determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial "Conversion Price" per share for shares
                                         ----------------
of Series A Preferred Stock shall be $1.00; provided, that the Conversion Price for the Series A Preferred Stock shall be subject to adjustment as set forth in subsection 3(d). As soon as practicable upon any such conversion, or as soon as funds thereafter become legally available, the Corporation shall pay to the converting holder all accrued and unpaid dividends and accrued and unpaid interest thereon.

          (b)  Automatic Conversion. Each share of Series A Preferred Stock
               --------------------
shall automatically be converted into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the original Series A Issue Price by the Conversion Price at the time in effect for such Series A Preferred Stock, upon the earlier to occur of (i) September 15, 1999, provided, however, no conversion shall occur pursuant to this subsection 3(b)(i) unless and until there has occurred a sale of the Common Stock in a firm commitment underwritten public offering in the aggregate amount of at lease Seven Million Five Hundred Thousand Dollars ($7,500,000); (ii) a Qualified Company Sale, or (iii) the date specified by written consent or agreement of the holders of a majority of the voting power of all then outstanding shares of Series A Preferred Stock. For purposes of this subsection 3(b), a Qualified Company Sale shall mean (A) the acquisition of this Corporation by an unaffiliated entity by means of any transaction of series of related transactions

(including, without limitation, any reorganization, merger, stock purchase or other consolidation) or (B) the sale of all or substantially all of the assets of the Corporation by means of any transaction or series of related transactions where in any such transaction(s) described in (A) or (B) the per share consideration to be received by the holders of Series A Preferred Stock in the transaction following conversion to Common Stock pursuant to this subsection 3(b) is equal to the liquidation preference per share then in effect for the Series A Preferred Stock.

               (c)  Mechanics of Conversion. Before any holder of Series A
                    -----------------------
Preferred Stock shall be entitled to convert the same into shares of Common Stock pursuant to subsection 3(a), such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of this Corporation or of any transfer agent for the Series A Preferred Stock and shall give written notice to this Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This Corporation shall, as soon as practicable following a conversion pursuant to subsection 3(a), issue and deliver to such holder of Series A Preferred Stock or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Upon such conversion, this Corporation shall also pay to the converting holder any accrued but unpaid dividends and accrued interest thereon, as soon as practicable and as funds are legally available therefore. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. Notwithstanding the preceding, (i) if the conversion is in connection with an underwritten offering of securities registered pursuant to the Act or a Qualified Company Sale, the conversion shall be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering or the closing of the Qualified Company Sale, as applicable, in which event the person(s) entitled to receive the Common Stock upon conversion of the Series A Preferred Stock shall be deemed to have converted such Series A Preferred Stock prior to such closing without any further action on the part of the holders of Series A Preferred Stock; and (ii) if the conversion is pursuant to a written consent or agreement of the holders of a majority of the voting power of all then outstanding shares of Series A Preferred Stock, then all outstanding shares of Series A Preferred Stock at the time of such written consent or agreement shall be deemed to have been immediately converted into Common Stock at the effective time and date of such written consent or agreement or at such other date and time as may be expressly indicated in such written consent or agreement, without any further action on the part of the holders of Series A Preferred Stock. Upon a conversion pursuant to subsection 3(b), this Corporation shall pay each converting holder any accrued but unpaid dividends and accrued but unpaid interest thereon, as soon as practicable and as funds are legally available therefore

               (d)  Conversion Price Adjustments of Series A Preferred Stock for
                    ------------------------------------------------------------
Certain Splits and Combinations. The Conversion Price with respect to the shares
-------------------------------
of Series A Preferred Stock shall be subject to adjustment from time to time as follows:

                    (i) In the event this Corporation should at any time or from time to time after the date upon which any shares of Series A Preferred Stock are first issued (the "Series A Purchase Date") fix a record date for the effectuation of a spilt or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of
                                   ------------------------
any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series A Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding on fully-diluted basis assuming (x) the conversion into or exchange for Common Stock of all securities of the Company convertible into an exchangeable for Common Stock and (y) the exercise of all then outstanding options, warrants and other rights to acquire securities which are exercisable for or convertible into Common Stock.

                    (ii) If the number of shares of Common Stock outstanding at any time after the applicable Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series A Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares on a fully-diluted basis.

               (e)  Other Distributions. In the event this Corporation shall
                    -------------------
declare a dividend or distribution payable in securities of other persons, evidences of indebtedness issued by this Corporation or other persons, assets (excluding cash dividends) or Common Stock Equivalents not referred to in subsection 3(d)(i), then, in each such case, the holders of the Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of this Corporation into which their shares of Series A Preferred Stock are convertible as of the record date fixed for the determination of the holders of the Common Stock of this Corporation entitled to receive such dividend or distribution.

               (f)  Recapitalization. If at any time or from time to time there
                    ----------------
shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 3, provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the holders of the Series A Preferred Stock after the recapitalization to the end that the provisions of this Section 3 (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of the Series A Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

               (g)  No Fractional Shares and Certificates as to Adjustments.
                    -------------------------------------------------------

                    (i) No fractional shares shall be issued upon the conversion of any share or shares of the Series A Preferred Stock and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share.

                    (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series A Preferred Stock pursuant to this Section 3, this Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such series of Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series A Preferred Stock.

               (h)  Reservation of Stock Issuable Upon Conversion. This
                    ---------------------------------------------
Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock, and if at any time the number of authorized but unissued shares of Common stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, in addition to such other remedies as shall be available to the holders of the Series A Preferred Stock, this Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Second Amended and Restated Certificate of Incorporation.

               (i)  Notices. Any notice required by the provisions of this
                    -------
Section 3 to be given to the holders of the Series A Preferred Stock, shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at such holder's address appearing on the books of this Corporation.

          4.   Voting Rights. Each holder of shares of Series A Preferred Stock
               -------------
shall have the right to one vote for each share of Common Stock into which such holder's shares of Series A Preferred Stock could then be converted, and, with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, except as required by law, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the bylaws of this Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote.

          5. Protective Provisions. Subject to the rights of series of Preferred Stock which may from time to time come into existence, this Corporation shall not, without first obtaining the approval of the holders of at least a majority of the voting power of all then-outstanding shares of Series A Preferred Stock, alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock so as to adversely affect the same.

          6.   Status of Converted Stock. In the event any shares of Series A
               -------------------------
Preferred Stock shall be converted pursuant to Section 3 of this Article IV.B., the shares so converted shall be cancelled and shall not be issuable by this Corporation. This Second Amended and Restated Certificate of Incorporation shall be appropriately amended to effect the corresponding reduction in this Corporation's authorized capital stock.

     C.   Common Stock. All rights accruing to outstanding shares of capital
          ------------
stock of a corporation under the General Corporation Law of the State of Delaware not expressly provided for to the contrary herein shall be vested in the Common Stock.

                                   ARTICLE V

     A. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary
                                ---
duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law is amended after approval by the stockhlders of this Article to authorize the Corporation action further eliminating or limiting the personal liability of directors then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

     B. Each person who was or is made a party or is threatened to be made a part to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or the person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights then said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in this
                              --------  -------
Article, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided,
                                                                   --------
however, that, if the General Corporation Law requires, the payment of such
-------
expenses incurred by a director or officer in his or her capacity as a director of officer of the Corporation (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

     C. If a claim under the foregoing Section is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
             ---

     D. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Corporation's certificate of incorporation, bylaws or agreement as each may from time to time be in effect, vote of stockholders or disinterested directors or otherwise.

     E. The Corporation may maintain insurance, as its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprises against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law.

                                  ARTICLE VI

     A. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the

                                      -8-
whole Board of Directors shall be fixed by, or in the manner provided in, the Corporation's bylaws, as may be in effect from time to time.

     B. The Board of Directors shall be divided into three classes, as nearly equal in numbers as the then total number of directors constituting the entire Board permits with the terms of office of one class expiring each year. Directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. Any vacancies in the Board of Directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders. Subject to the foregoing, at each annual meeting of stockholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.

     C. Notwithstanding any other provision of this Second Amended and Restated Certificate of Incorporation or the bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Second Amended and Restated Certificate of Incorporation or the bylaws of the Corporation), any director or the entire Board of Directors of the Corporation may be removed at any time, but only for cause and only by the affirmative vote of the holders of 75% or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separate as a class, to elect one or more directors of the Corporation, the provisions of section (c) of this Article shall not apply with respect to the director or directors elected by such holders of Preferred Stock.

                                  ARTICLE VII

     Meeting of stockholders may be held within or without the State of Delaware, as the Corporation's bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Corporation's bylaws.

                                 ARTICLE VIII

     Election of directors at an annual meeting or special meeting of stockholders need not be by written ballot unless the Corporation's bylaws shall so provide.

                                  ARTICLE IX

     Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors, by the Chairman of the Board, by the Chief Executive Officer or by stockholders holding at least twenty-five percent (25%) of the outstanding shares of the Corporation's capital stock entitled to vote at such meetings, but such special meetings may not be called by any other person or persons; provided, however, that if and to the
                                       --------  -------
extent that any special meeting of stockholders may be called by any other person or persons specified in any provisions of this Second Amended and Restated Certificate of Incorporation or any amendment thereto or any certificate filed under Section 151(g) of the General Corporation Law of Delaware (or its successor statute as in effect from time to time hereunder), then such special meeting may also be called by the person or persons in the manner, at the times and for the purposes so specified.

                                   ARTICLE X

     No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

                                  ARTICLE XI

     The Corporation expressly elects not be governed by Section 203 of the General Corporation Law.

                                  ARTICLE XII

     The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

                                 ARTICLE XIII

     Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be

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

binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

     IN WITNESS WHEREOF, the undersigned, being duly authorized officers of the Corporation, for the purpose of amending and restating the Amended and Restated Certificate of Incorporation pursuant to Section 242 and Section 245 of the General Corporation Law, do make and file this Second Amended and Restated Certificate of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set their hands, this 28 day of August, 1998.


                                        /s/ James C. Witham
                                        ----------------------------------------
                                        James C. Witham
                                        Chairman and Chief Executive Officer


                                        /s/ Karen B. Laustsen
                                        ----------------------------------------
                                        Karen B. Laustsen
                                        President and Chief Operating Officer

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